UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2008

Impact Medical Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52117	20-5153331
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17011 Beach Boulevard Suite 900 Huntington Beach, California 92647

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 841-2670

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 10, 2008, Impact Medical Solutions, Inc. (the “Company”) issued an aggregate of 400,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), and Class C warrants (the “C Warrants”) to purchase an aggregate of 400,000 shares of Common Stock, and Class D warrants (the “Class D Warrants”) to purchase an aggregate of 200,000 shares of Common Stock (the C Warrants and D Warrants collectively referred to as “the Warrants”), in consideration for an aggregate purchase price of $300,000.

The Class C Warrants are exercisable in whole or in part at any time and from time to time commencing on July 11, 2008 until July 11, 2011 at an exercise price of $1.25 per share of Common Stock. The Class D Warrants are exercisable in whole or in part at any time and from time to time commencing on July 11, 2008 until July 11, 2009 at an exercise price of $0.95 per share of Common Stock. If the Cass D Warrants are fully exercised, the holders thereof will receive an additional 200,000 Class C Warrants.

The issuances of the Common Stock and the Warrants were made in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded the Company under Section 4(2) promulgated under the Securities Act, in light of the fact that the issuance did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 11, 2008	Impact Medical Solutions, Inc.
	By:	/s/ Wayne Cockburn

President, Chief Executive Officer,
Secretary, Treasurer and Interim Chief
Financial Officer and a Member of the
Board of Directors (Principal Executive
Officer and Principal
Financial/Accounting Officer)